EXHIBIT 23.3

	CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

	We consent to the designation of our company in the Prospectus portion of the
 Registration Statement under the heading "Experts."



/s/ Wright & Company, Inc.
Wright & Company, Inc.
December 12, 2000